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                                                                   EXHIBIT 5.1

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190


TELEPHONE: (617) 573-0100                            FACSIMILE: (617) 227-4420


                                November 13, 2000


Dyax Corp.
One Kendall Square
Cambridge, MA  02139

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 97,800 shares of Common Stock, $0.01 par value per share (the "Shares"), of Dyax Corp., a Delaware corporation (the "Company"), offered pursuant to the provisions of the Company's 1998 Employee Stock Purchase Plan (the "Plan").

     It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                Very truly yours,


                             /s/ PALMER & DODGE LLP